BGSF, Inc. Acquires Horn Solutions, Inc.
Acquisition Expands BGSF’s Position as a Leader in Consulting, Managed Services and Search

PLANO, Texas – (December 12, 2022) – BGSF, Inc. (NYSE: BGSF), a leading national provider of consulting, managed services and workforce solutions, announced today that it has acquired Horn Solutions, Inc. (“Horn Solutions” or “Horn”), a recognized, Texas-based workforce solutions firm specializing in business consulting, managed services, and executive search.

Horn, with offices in Houston, Dallas and Austin, Texas, is well-known for understanding business, listening to needs of its clients and supplying the right professionals, including bench and contract resources, that deliver results. Horn’s areas of focus include Strategic Finance & Accounting, Transactional Accounting & Business Administration, and Information Technology. Horn also offers support services in consulting, loan staff for projects, interim and staff augmentation, direct hire and managed services. Its predecessor was founded in 1987 and re-named Horn Solutions in 2008. Horn reported unaudited revenues of approximately $30 million for the trailing twelve months ending September 2022.

“We are pleased to welcome the entire Horn Solutions team to BGSF”, said Beth Garvey, BGSF’s Chair, President, and Chief Executive Officer. “Horn’s people and relationships add depth and breadth to our existing high-value business consulting and managed service platforms, allowing us to expand on our existing IT managed services. In 2023 and beyond, we anticipate cross-selling opportunities, as well as synergies. ”

“Horn Solutions and BGSF are a great fit with shared values and a commitment to client service and employees. The combination of these great organizations brings exciting growth opportunities for both BGSF and the Horn team,” said Gary Horn, Horn Solutions’ prior CEO.

“The BGSF team has grown its company to a nationwide leader in strategic workforce solutions and, together, BGSF and Horn will offer our collective clients with a complementary range of services and solutions,” stated Scott Patenaude, Senior Vice President of Horn Solutions.

Norton Rose Fulbright US LLP served as legal counsel for BGSF in connection with the transaction.

About BGSF
BGSF provides consulting, managed services and workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, and Real Estate (apartment communities and commercial buildings). BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 94th largest U.S. staffing company and the 49th largest IT staffing firm in 2022. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.